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                                                                   Exhibit 10.6

                            STOCK PURCHASE AGREEMENT

         Stock Purchase Agreement (this "AGREEMENT"), dated as of September 30, 1999 among Zengine, Inc., a Delaware corporation (the "COMPANY"), the Purchasers listed on Exhibit A to this Agreement (collectively, the "PURCHASERS") and Miami Computer Supply Corporation, an Ohio corporation (the "PARENT").


                              PRELIMINARY STATEMENT

         The Company wishes to sell shares of its authorized but unissued common stock, no par value per share (the "COMMON STOCK") and the Purchasers wish to purchase shares of the Common Stock from the Company, on the terms and subject to the conditions provided in this Agreement.

         In consideration of the mutual representations and agreements set forth in this Agreement, the Parent, the Company and the Purchasers therefore agree as follows.

SECTION 1.         DEFINITIONS.

         SECTION 1.1. As used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" means, with respect to any person, any entity controlling, controlled by or under common control with such designated person. For the purposes of this definition "CONTROL" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.

         "BOARD" means the Board of Directors of the Company.

         "BY-LAWS" means the By-laws of the Company in the form attached to this Agreement as Exhibit B, as they may be amended from time to time.

         "COMMON STOCK" means the Company's Common Stock, no par value per share.

         "CONFIDENTIAL INFORMATION" means any proprietary or confidential information of a party disclosed to the other party in the course of this Agreement in writing which is identified as confidential by the disclosing party, including but not limited to, this Agreement and all exhibits and schedules hereto, know-how, trade secrets, innovations, technical processes and formulas, product designs, sales and cost and other unpublished financial information and business plans, projections and marketing data. "Confidential Information" excludes information which: (a) is known or becomes known to the recipient directly or indirectly from a third party source other than one known by the recipient to have an obligation of confidentiality to the disclosing party; (b) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (c) is or was independently developed by the recipient without use or reference to the disclosing party's Confidential Information, as shown by evidence in the recipient's possession.

          "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means all applicable federal, state and local laws, rules, regulations, orders, guidelines, ordinances and requirements relating to pollution or protection of the environment, public health and safety, or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 ET SEQ., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 ET SEQ., the Clean Air Act, 42 U.S.C. ss.7401 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss.2601 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. ss.300F ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801, and the Occupational Safety and Health Act, 42 U.S.C. ss.651 ET SEQ., each as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" means any and all of the following which is owned by, licensed by, licensed to, used or held for use by the Company (including all copies and embodiments thereof, in electronic, written or other media): (i) all registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names (including but not necessarily limited to the name "Zengine" and all applications to register the same (the "TRADEMARKS"); (ii) all issued U.S. and foreign patents and pending patent applications, including but not limited to reissuances, continuations and continuations-in-part, patent disclosures and improvements thereto (the "PATENTS"); (iii) all registered and unregistered copyrights, mask work rights and all applications to register the same (the "COPYRIGHTS"); (iv) all computer software and databases owned or used (excluding software and databases licensed to the Company under standard, non-exclusive software licenses which are generally commercially available to end-user customers from third parties in the ordinary course of such third parties' businesses) by the Company or under development for the Company by third parties (the "SOFTWARE"), (v) all categories of trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business, data, pricing and cost information, business and marketing plans, customer and supplier lists and information and other confidential and proprietary information ("PROPRIETARY RIGHTS"); (vi) all licenses and agreements pursuant to which the Company has acquired rights in or to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights (excluding software and databases licensed to the Company under standard, non-exclusive software licenses which are generally commercially available to end-user customers from third parties in the ordinary course of such third parties' businesses) ("LICENSES-IN"); and (vii) all licenses and agreements pursuant to which the Company has licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights (excluding software licensed by the Company under standard, non-exclusive software licenses to end-user customers in the ordinary course of business which do not include rights to sublicense) ("LICENSES-OUT").

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         "PERSON" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other similar entity.

         "PLANS" means all employee benefit plans, as defined in Section 3(3) of ERISA, which (i) are (or have been) sponsored by, (ii) cover (or have covered) the employees or former employees) of, or (iii) to which contributions are (or have been) made by, the Company or any Subsidiary or any employee of the Company or any Subsidiary.

         "PUT AGREEMENT" means the letter agreement between Wilblairco Associates and the Parent in the form attached to this Agreement as Exhibit J.

         "QUALIFIED PUBLIC OFFERING" means the first sale to the public of Common Stock pursuant to an effective registration statement under the Securities Act under which (a) the aggregate price to the public of the Common Stock actually sold to the public in such first sale, less the amount of underwriters' and brokers' commissions and expense allowances paid by the Company in connection with the original sale of such Common Stock, is $25.0 million or more, and (b) results in the Common Stock being listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (formerly known as the NASDAQ National Market).

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among the Company, the Parent and the Purchasers in the form attached to this Agreement as Exhibit C, as it may be amended from time to time.

         "RELATED AGREEMENTS" means the Stockholders' Agreement, the Put Agreement and the Registration Rights Agreement.

         "RESTATED CHARTER" means the Amended and Restated Certificate of Incorporation of the Company in the form attached to this Agreement as Exhibit D.

         "SECURITIES" means any debt or equity securities of the Company, whether now or hereafter authorized, and any security or other instrument convertible into, or exercisable or exchangeable for, Securities or a Security.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement among, the Company, the Purchasers, the Parent and the other persons named therein in the from attached to this Agreement as Exhibit E, as amended from time to time.

         "SUBSIDIARY" means (a) any corporation more than 50% of whose outstanding Voting Stock, or any class thereof, is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, (b) any partnership of

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which the Company or one or more Subsidiaries is a general partner, for which the Company or one or more Subsidiaries possesses the power to direct the affairs or of which the Company or any Subsidiary owns, directly or indirectly, more than 50% of any class of partnership interest, (c) any limited liability company for which the Company or one or more Subsidiaries possesses the power to direct the affairs of the limited liability company or of which the Company or any Subsidiary owns, directly or indirectly, more than 50% of any class of membership interest.

         "TRANSFER" means any voluntary or involuntary sale, assignment, transfer, negotiation, pledge, hypothecation, or other disposition, and any other event or transaction in which a lien is created.

         "VOTING STOCK" as applied to the stock of any corporation, means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such power only by reason of the happening of a contingency.

SECTION 2.         PURCHASE AND SALE OF STOCK.

         SECTION 2.1. SALE AND ISSUANCE OF COMMON STOCK TO PURCHASERS. Subject to the terms and conditions of this Agreement, and upon the basis of the representations and warranties contained in this Agreement, the Company agrees to issue and sell to each Purchaser or, with the prior written consent of the Company which shall not be unreasonably withheld, that Purchaser's nominee, and each Purchaser severally agrees to purchase from the Company the number of shares of Common Stock set forth in the appropriate column next to the Purchaser's name on Exhibit A to this Agreement for the purchase price of $15.00 per share.

         SECTION 2.2. CLOSING; PAYMENT AND DELIVERY. Payment for and delivery of the certificates evidencing the Common Stock to be sold to the Purchasers (the "CLOSING") shall be effected at the offices of Excite, Inc., at 10:00 a.m. Pacific time on September 30, 1999, or at such other place, time or date upon which the Company and the Purchasers shall mutually agree. At the Closing, the purchase price for the Common Stock purchased by the Purchasers shall be paid in immediately available funds against delivery by the Company to the respective Purchasers of certificates representing the appropriate number of shares of Common Stock set forth next to such Purchaser's name on Exhibit A hereto.

SECTION 3.         CONDITIONS OF COMPANY'S OBLIGATIONS AT CLOSING.

         The obligations of the to Company to consummate the sale of the Common Stock to the Purchasers are subject to simultaneous payment of the purchase price, and the satisfaction of the following conditions, any of which may be waived by the Company in writing.

         SECTION 3.1. STOCKHOLDERS' AGREEMENT. The Purchasers shall have entered into the Stockholders' Agreement, subject to the consummation of the transactions to occur at the Closing.

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         SECTION 3.2.  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The
representations and warranties made by the Purchasers in Section 6 of this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

         SECTION 3.3. QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall have been obtained and be effective as of the Closing.

SECTION 4.         CONDITIONS OF PURCHASERS' OBLIGATIONS AT CLOSING.

         The obligation of each Purchaser to purchase the Common Stock to be purchased by it under this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by such Purchaser in writing.

         SECTION 4.1. CHARTER. The Company shall have adopted the Restated Charter, filed it with the appropriate offices in the State of Delaware and the Restated Charter shall constitute the Company's certificate of incorporation, as amended and restated through the date of the Closing, and the Company shall deliver evidence of such filing certified by the Secretary of State of the State of Delaware.

         SECTION 4.2. BY-LAWS. The Company shall have adopted the By-laws, and the By-laws shall constitute the Company's by-laws, as amended through the date of the Closing.

         SECTION 4.3. STOCKHOLDERS' AGREEMENT. The Company, the Parent and the other stockholders named therein shall have entered into the Stockholders' Agreement, subject to the consummation of the transactions to occur at the Closing.

         SECTION 4.4. REGISTRATION RIGHTS AGREEMENT. The Company shall have entered into the Registration Rights Agreement, subject to the consummation of the transactions to occur at the Closing.

         SECTION 4.5. PUT AGREEMENT. The Parent shall have entered into the Put Agreement, subject to the consummation of the transactions to occur at the Closing.

         SECTION 4.6. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by the Company and the Parent in Section 5 of this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

         SECTION 4.7. CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken by the Company and Parent in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it shall request.

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         SECTION 4.8.  OFFICER'S CERTIFICATE. The Company and the Parent shall have delivered to each Purchaser an officer's certificate dated the Closing Date stating that the conditions specified in Sections 4.1 through 4.7, inclusive, relating to the Company and the Parent, as applicable, have been satisfied.

         SECTION 4.9. CLOSING CERTIFICATES. At the Closing, the Company shall have delivered to the Purchasers copies of each of the following, in each case certified as of the date of the Closing by the Secretary of the Company:

                       (a) the By-laws of the Company; and

                       (b) resolutions of the Board adopting and authorizing the execution and filing of the Restated Charter, and authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby and the issuance and sale of the Common Stock to be sold pursuant to this Agreement.

         SECTION 4.10. CORPORATE STANDING. The Company shall be in good standing as a Delaware corporation, and the Company shall have delivered to the Purchasers copies of a current good standing certificate for the Company in the State of Delaware, certified by the Secretary of State of the State of Delaware.

         SECTION 4.11. OPINION OF COUNSEL FOR THE COMPANY. Each Purchaser shall have received from Elias, Matz, Tiernan & Herrick, L.L.P., counsel to the Company, an opinion with respect to the Closing substantially in the form attached as Exhibit F to this Agreement.

         SECTION 4.12. CONSENTS. The Company shall have obtained all consents necessary for the sale of the Common Stock under this Agreement, including, without limitation, those set forth on Exhibit G.

         SECTION 4.13. EXPENSES. The Company shall have paid the fees and expenses of Chapman and Cutler, counsel to Wilblairco Associates.

         SECTION 4.14. SIMULTANEOUS PURCHASE; AT HOME CORPORATION CONTRACT. Each Purchaser shall have concurrently purchased the number of shares of Common Stock set forth on Exhibit A. The Company shall have entered into the contract with At Home Corporation in the form attached as Exhibit G (the "EXCITE CONTRACT"), and such contract shall remain in full force and effect as of the Closing Date.

SECTION 5.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT.

         The Company and the Parent, jointly and severally, represent and warrant to each Purchaser on the date hereof and as of the Closing Date that, except as set forth on the schedules set forth on Exhibit H to this Agreement:

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         SECTION 5.1.  ORGANIZATION AND QUALIFICATION. The Company is a
corporation duly organized and validly existing in good standing under the laws of Delaware and has the requisite legal and corporate power to own its property and to carry on its business as proposed to be conducted by it. The Company is qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition (a "MATERIAL ADVERSE EFFECT").

         SECTION 5.2. POWER. The Company and the Parent have all requisite legal power to enter into this Agreement and the Related Agreements and to carry out and perform its respective obligations under the terms hereof and thereof. The Company has all requisite legal power to issue the Common Stock.

         SECTION 5.3. CAPITALIZATION; SUBSIDIARIES. (a) At the Closing, the authorized capital stock of the Company will consist of 5,000,000 shares of Common Stock. After giving effect to the consummation of the transactions contemplated by this Agreement at the Closing, all of the capital stock of the Company which is either issued or outstanding, reserved for issuance or committed to be issued will consist of:

                       (i) 1,800,000 fully paid and non-assessable outstanding shares of Common Stock; and

                       (ii) 200,000 shares of authorized, unissued Common Stock reserved for issuance to employees of the Company pursuant to the terms of stock options of which options to purchase 139,250 shares of Common Stock at an exercise price of $0.45 per share will be issued and outstanding.

         Of the 1,800,000 outstanding shares of Common Stock referred to in (i) above, 1,233,334 are owned directly by the Parent and the remainder are owned by the persons and in the amounts set forth on Exhibit I hereto.

         (b) As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on Schedule 5.3. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable. There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Common Stock or otherwise. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Related Agreements contemplated hereby.

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         (c) The Company does not own of record or beneficially any securities of any corporation or any interest or investment in any partnership, limited liability company, association, fund or other business entity.

         SECTION 5.4. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, and the Related Agreements and all other agreements contemplated hereby and thereby to which either the Company or Parent is a party, the Restated Charter and the Company's bylaws have been duly authorized by the Company and the Parent, as applicable. This Agreement, the Related Agreements, the Restated Charter and all other agreements contemplated hereby and thereby each constitutes a valid and binding obligation of the Company and the Parent, as applicable, enforceable in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, fraudulent conveyance or other laws affecting the enforcement of creditors rights generally, (ii) that the availability of equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, and
(iii) to the extent any indemnification provisions herein or in the Related Agreements may be limited by applicable law or public policy (the "STANDARD EXCEPTIONS"). The execution and delivery by the Company and the Parent of this Agreement and the Related Agreements, as applicable, and all other agreements contemplated hereby and thereby to which the Company or the Parent is a party, the offering, sale and issuance of the Common Stock, the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and the Parent, as applicable, do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's, the Parent's or any Subsidiary's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the charter or bylaws of the Company, the Parent or any Subsidiary, or any law, statute, rule or regulation to which the Company, the Parent or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company, the Parent or any Subsidiary is subject.

         SECTION 5.5. FINANCIAL STATEMENTS. Attached hereto on Schedule 5.5 are the unaudited consolidated balance sheet of the Company as of August 31, 1999 (the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the eight-month period then ended.

         Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects), present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated, and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company).

         SECTION 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 5.6, the Company does not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), and (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability resulting from breach of contract, breach of warranty, tort, infringement of third party intellectual property rights, claim or lawsuit).

         SECTION 5.7. VALIDITY OF SECURITIES. Except for liens, charges, claims or encumbrances created by or through the Purchasers or imposed by this Agreement or the Related Agreements, the Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances.

         SECTION 5.8. GOVERNMENTAL AUTHORIZATIONS. All consents, approvals, qualifications, licenses, orders or authorizations of, or filings with, any governmental authority, including state securities or blue sky offices, required in connection with the valid execution, delivery or performance of any of this Agreement or the Related Agreements by the Company and the Parent, as applicable, or with the offer, sale or issuance of the Common Stock, or the consummation of any other transaction contemplated on the part of the Company and the Parent, as applicable, hereby, or the operation after the Closing by the Company of its business, have been or will be obtained or made the absence of which would have a Material Adverse Effect on the Company or the Parent.

         SECTION 5.9. ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets owned, leased or used by it or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for perfected liens properly filed and disclosed on Schedule 5.9 and liens for current property and other taxes, fees and charges not yet due and payable. The Company's buildings, equipment and other tangible assets are in good operating condition in all material respects. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

         SECTION 5.10. TAX MATTERS. The Company has filed all tax returns which it is required to file under applicable laws and regulations; all such returns were complete and correct in all material respects; the Company in all material respects has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; there are no accruals for current taxes on the Latest Balance Sheet and the Company had no tax liabilities if its current tax year were treated as ending on the date of the Latest Balance Sheet; the assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor on the Latest Balance Sheet; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company; no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's tax liability. The Company has not made an election under Sections 341(f) of the Internal Revenue Code of 1986, as amended.

         SECTION 5.11. INTELLECTUAL PROPERTY. (a) Schedule 5.11 contains a complete list and an accurate functional description by category and indication of status (completed or in process) of all Patents, Trademarks, Software, Licenses-In, Licenses-Out and other material items of Intellectual Property which are owned, licensed by, licensed to, used or held for use in or necessary for the conduct of the business of the Company as such business is currently conducted and presently contemplated to be conducted, or as to which the Company has a contractual right to an assignment, including, in the case of Licenses-Out, if any, an indication of whether each such License-Out is exclusive or non-exclusive and whether it is terminable by the Company.

         (b) Other than the lien of the Parent's lenders and Intellectual Property covered by Licenses-In, the rights of the Company in and to each item of the Intellectual Property are owned outright by the Company, free and clear of any liens, encumbrances, security interests and other rights. Except to the extent provided in the Licenses-In, the Company's rights in and to the Intellectual Property are freely assignable in its own name, including the right to create derivatives, and the Company is under no obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for use of any of the Intellectual Property. None of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge; no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company, threatened, which challenges the legality, validity, enforceability, use or ownership of any of the Intellectual Property; and, except to the extent provided in the Licenses-Out [and contracts to provide services to third parties], the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to Intellectual Property.

         (c) No breach or default (or event which with notice or lapse of time or both would result in a breach or default) by the Company exists or has occurred under any License-In or other agreement pursuant to which the Company uses any Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) or result in a forfeiture under, or constitute a basis for termination of any such License-In or other agreement, except where such breaches, defaults, violations, conflicts or other events would not, individually or in the aggregate, result in a Material Adverse Effect.

         (d) The Company owns or has the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company, and to conduct the Company's business as presently conducted, and the consummation of the transactions contemplated hereby will not materially alter or impair any such rights, including any right of the Company to use or sublicense any Intellectual Property owned by others. The Company has no knowledge of any reason the Company will not be able to continue to own, possess or have access to, and to use, license and sub-license on reasonable terms, all Intellectual Property and other proprietary rights necessary for the lawful conduct of its business as presently conducted and currently contemplated to be conducted, without any infringement or conflict with the rights of others.

         (e) To the Company's knowledge, no Intellectual Property owned by the Company, and no product or service practiced, offered, licensed, sold or under development by the Company, infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any Person or, except for co-authorship of content relating to the Company's agreement with Mpath Interactive, Inc., would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer which, in any such case, would have a Material Adverse Effect on the Company. The Company has received no notice of any patent, invention, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that the Company's use of any of the Intellectual Property infringes upon or is in conflict with any intellectual property or proprietary rights of any third party. The Company has no knowledge of any basis for any charge or claim, threatened claim or any suit or action asserting any such infringement or conflict or asserting that the Company does not have the legal right to own, enforce, sell, license, sublicense, lease or otherwise use any such Intellectual Property, process, product or service, and the Company has no knowledge of any facts which should give such Person reason to believe that there exists any basis for such claim, threatened claim or suit or that any such claim, threatened claim or suit may be asserted or instituted in the future.

         (f) The Company has not sent or otherwise communicated to any other Person any notice, charge, claim or assertion of, and the Company has no knowledge of, any present, impending or threatened infringement by any other Person of any Intellectual Property.

         (g) All the Company's Patents, Trademarks and Copyrights listed in
Schedule 5.11 as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries identified in Schedule 5.11 of the Schedule have been so duly registered, filed in or issued, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such other country. Except as set forth in the preceding sentence, the Company has at all times diligently protected its rights in the Intellectual Property and any related apparatus or processes and has maintained the confidentiality of its trade secrets, pending patent applications, know-how and other confidential Intellectual Property, and there have been no acts or omissions by the Company, the result of which would be to compromise the rights of the Company to apply for or enforce appropriate legal protection of such Intellectual Property.

         (h) No former employees or independent contractors of the Company or Parent have any claims or rights to any of the Intellectual Property necessary for the lawful conduct of the Company's business as now conducted. To the knowledge of the Company, no employee of the Company is a party to or otherwise bound by any agreement with or obligated to any other Person (including any former employer) which in any respect conflicts with any obligation, commitment or job responsibility of such employee to the Company under any agreement to which currently he or she is a party or otherwise.

         (i) Schedule 5.11 identifies each Person to whom the Company has sold, licensed, leased or otherwise transferred or granted any interest or rights to any Intellectual Property, and the date of each such sale, license, lease or other transfer or grant, other than Intellectual Property licensed to end users pursuant to standard, non-exclusive "shrink wrap" license agreements in the ordinary course of business, none of which is a license of any source code ("SHRINK WRAP LICENSES"). The Company has previously delivered or made available to the Purchasers complete and accurate copies of all documents relating to each such sale, license, lease or other transfer or grant.

         SECTION 5.12. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule 5.12, since the date of the Latest Balance Sheet, the Company has conducted its business only in the ordinary course and there has not been any:

                       (a) increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer or employee or entry into any employment, severance or similar agreement with any director, officer or employee;

                       (b) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Company;

                       (c) entry into, termination of, or receipt of notice of termination of any license, joint venture, credit or similar agreement;

                       (d) sale, lease or other disposition of any material asset or property of the Company, or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease or other disposition of any of the Intellectual Property (other than licenses in the ordinary course of business);

                       (e) declaration or payment or distribution of cash or other property to its stockholders with respect to its stock or purchase or redemption of any shares of its stock or any warrants, options or other rights to acquire its stock;

                       (f) mortgage or pledge of any of its properties or assets or imposition of any material lien, security, interest, charge or other encumbrance, except liens for current property taxes and other fees and charges not yet due and payable;

                       (g) sale, assignment or transfer of any Intellectual Property or disclosure of any material proprietary confidential information to any Person;

                       (h) capital expenditures or commitments therefor that aggregate in excess of $200,000.

                       (i) consummation of any other material transaction, whether or not in the ordinary course of business;

                       (j) loans or advances by the Company to, guarantees by the Company for the benefit of, or any investments by the Company in, any Person in excess of $100,000 in the aggregate; or

                       (k) agreement, whether oral or written, by the Company to do any of the foregoing.

         SECTION 5.13. CONTRACTS; NO DEFAULTS. The Company has provided access to the Purchasers to true and complete copies of all employment agreements, written contracts and agreements involving performance of services or delivery of goods or materials to or by the Company, each lease, rental, license and conditional sale agreement affecting any real or personal property used, owned or licensed by the Company, all agreements relating to Intellectual Property used, owned or licensed by the Company, and all other contracts and agreements to which the Company is a party or is bound, and a written summary of any oral agreement of the type described above, in each case if the contract or agreement involves the payment of $200,000 or more in either a single aggregate payment or over a twelve month period. Each such contract is in full force and effect and, to the Company's knowledge, is valid and enforceable in accordance with its terms, subject to the Standard Exceptions. The Company is not in default with respect to the performance of any Company obligations under any such contracts, except for any default or defaults which would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

         SECTION 5.14. LITIGATION. There are no actions, suits, arbitrations or other proceedings, or, to the Company's knowledge investigations pending or, to its knowledge, threatened against or affecting the Company before any court or before any administrative agency or administrative officer or executive. There are no actions, suits, arbitrations or other proceedings pending or, to its knowledge, threatened against any member of management of the Company by reason of the past employment relationship of any member of management.

         SECTION 5.15. EMPLOYEES. The Company is not aware that any executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company nor, to the best of the Company's knowledge, any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements in conflict with the present or proposed business activities of the Company, except for agreements between the Company and its present and former employees.

         SECTION 5.16. ERISA. The Company does not have, and has never had, any Plans or trusts subject to ERISA.

         SECTION 5.17. OFFERING. Subject to the truth of the representations and warranties of the Purchasers contained in Section 6 hereof, the offer, sale and issuance of the Common Stock as contemplated by this Agreement, to the Company's knowledge, is exempt from the registration requirements of the Securities Act.

         SECTION 5.18. FEES AND COMMISSIONS. Neither the Company nor the Parent has retained any finder, broker, agent, financial adviser or other intermediary in connection with the transactions contemplated by this Agreement, and neither the Company nor the Parent owes any such fees to any person in connection therewith.

         SECTION 5.19. ENVIRONMENTAL. (a) To the Company's knowledge, the Company has complied in all material respects with all Environmental, Health, and Safety Laws, and no notice of action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been delivered, filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the Company's knowledge, the Company has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required with respect to the Company under, and have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

         (b) To the Company's knowledge, the Company has no liability (and the Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner in violation of any Environmental, Health and Safety Law that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason as a result of the violation of any Environmental, Health, and Safety Law.

         SECTION 5.20. CASUALTY INSURANCE. The Company or its Parent has procured, in customary types and amounts in light of the size and nature of the Company's business, effective not later than the Closing, with financially sound and reputable insurers, insurance against loss or damage with respect to the Company's properties and business.

         SECTION 5.21. DISCLOSURE. Neither this Agreement, nor any Related Agreement, nor any written statement made to the Purchasers or their representatives by the Company or the Parent in connection herewith or therewith, or the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein complete and not misleading. All information provided to the Purchasers and their agents by the Company and the Parent or their respective agents is true, complete and correct in all material respects.

         SECTION 5.22. CONDUCT. During the last five years, neither the Company, the Parent nor any of their respective executive officers or directors has been:
(i) convicted of nor pleaded NOLO CONTENDERE to any felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the Securities and Exchange Commission ("SEC") or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft; (ii) subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or are subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that Person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator; (iii) subject to a United States Postal Service false representation order; or (iv) subject to any state administrative order entered by a state securities administrator in which fraud or deceit was found.

SECTION 6.         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser severally represents and warrants to the Company that:

         SECTION 6.1. CONDUCT; ACTS AND PROCEEDINGS. During the last five years, no Purchaser has been: (i) convicted of nor pleaded NOLO CONTENDERE to any felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft; (ii) subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or are subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that Person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator;
(iii) subject to a United States Postal Service false representation order; or
(iv) subject to any state administrative order entered by a state securities administrator in which fraud or deceit was found. Such Purchaser has taken all necessary action to authorize its execution, delivery and performance of and under this Agreement and the Related Agreements. This Agreement and the Related Agreements are the valid and binding agreements of such Purchaser and enforceable against it in accordance with their respective terms, except for the Standard Exceptions.

         SECTION 6.2. INVESTMENT INTENT. Such Purchaser is acquiring the Common Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same. Except for the Related Agreements, each Purchaser represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Common Stock. Each Purchaser understands that stop transfer instructions relating to the Common Stock will be placed in the Company's stock register and that the certificates representing the Common Stock will bear a legend which shall read:

         "The shares of Common Stock represented by this certificate have been issued pursuant to a claim of exemption from the registration or qualification requirements of federal and state securities laws and may not be sold, assigned, hypothecated, pledged or otherwise transferred without registration or qualification or otherwise except pursuant to an applicable exemption therefrom as evidenced by an opinion of counsel reasonably satisfactory to the issuer hereof."

         SECTION 6.3. INVESTMENT EXPERIENCE; ACCREDITED INVESTOR STATUS. Such Purchaser is experienced in evaluating and investing in companies such as the Company, and has sufficient knowledge and experience in business and financial matters to permit it to evaluate the merits and risks of an investment in the Company. Such Purchaser is domiciled in the United States and an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Such Purchaser acknowledges that the Common Stock being issued and sold has not been registered under the Securities Act (or similar state laws), no federal or state agency has made any finding or determination relating to the Common Stock and such Common Stock is being issued and sold under exemptions from registration provided in the Securities Act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or applicable state securities laws or an exemption from such registration is available and must be held indefinitely. Accordingly, such Purchaser represents and warrants that it is able to bear the economic risk of any investment in the Common Stock for an indefinite period of time.

         SECTION 6.4. POTENTIAL FOR LOSS; INFORMATION. Such Purchaser recognizes that the purchase of the Common Stock entails significant risks, such Purchaser recognizes and comprehends such risks, has weighed the risks against the benefit of owning the Common Stock and has the economic ability to bear the complete loss of the Purchaser's investment in the Company. Such Purchaser represents that it has performed such investigation of the affairs of the Company and the Parent as it has deemed necessary, has obtained the advice of its legal advisors, and had the opportunity to ask questions and receive answers concerning the Common Stock and to obtain whatever information concerning the Parent and the Company as has been requested by the Purchaser in order to make its investment decision. Each Purchaser believes that an investment in the Common Stock is suitable for it based upon its individual investment objectives and financial needs and each Purchaser has adequate means of providing for its individual current financial needs and has no need for liquidity of its investment with respect to the Common Stock.

         SECTION 6.5. BROKERS. Such Purchaser has not engaged any broker or finder who is entitled to any fee or commission from the Parent or the Company in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby.

         SECTION 6.6. WILBLAIRCO ASSOCIATES. Wilblairco Associates represents that it is a general partnership duly organized, validly existing and in good standing under the laws of Illinois and has the requisite legal power to execute, deliver and perform its obligations under this Agreement, the Related Agreements and the agreements contemplated hereby and thereby.

         SECTION 6.7. AT HOME CORPORATION. At Home Corporation represents that it is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite legal power to execute, deliver and perform its obligations under this Agreement, the Related Agreements and the agreements contemplated hereby and thereby.

SECTION 7.         COVENANTS OF THE COMPANY.

         SECTION 7.1. FINANCIAL INFORMATION AND REPORTS. So long as each Purchaser beneficially owns Common Stock originally issued under this Agreement, the Company will furnish the following information without charge to each Purchaser and its permitted successor and assign:

                       (a) within 30 days after the end of each month of each fiscal year of the Company, on a consolidated basis, the Company's balance sheet as of the end of such month and statements of operations and cash flows of the Company for such month (and quarter if applicable), and for the current fiscal year to date, prepared substantially in accordance with generally accepted accounting principles applied on a consistent basis, and certified by the principal financial officer of the Company, subject to usual year end audit adjustments but without all of the footnotes required by generally accepted accounting principles;

                       (b) within 90 days after the last day of each fiscal year of the Company, on a consolidated basis, a balance sheet as of the end of such fiscal year and statements of operations and cash flows of the Company for such fiscal year prepared in accordance with generally accepted accounting principles applied on a consistent basis, and setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by (i) an opinion containing no exceptions or qualifications of an independent accounting firm of recognized national standing and (ii) a copy of such firm's annual management letter to the Company, if any;

                       (c) prior to the commencement of each fiscal year, an annual business plan, including a budget and detailed financial projections and cash flow projections for the forthcoming year for the Company and its Subsidiaries (if any) during each month during such period, all in reasonable detail together with underlying assumptions, and including a detailed operating plan for the year;

                       (d) promptly upon receipt thereof, copies of all management reports and all other reports, if any, submitted to the Company by independent public accountants in connection with any annual or interim audit of the books of the Company and its Subsidiaries made by such accountants;

                       (e) a copy of each financial statement, report and return that the Company or any Subsidiary shall file with the Securities and Exchange Commission or any stock exchange, or with any other governmental department, bureau, commission or agency, or with any industry trade association; and

                       (f) promptly after the occurrence thereof, notice of any event which has had, or, in the Company's reasonable judgment, could have, a material adverse impact on the assets, business, financial, condition, affairs or operations of the Company, and of the institution or threat of any material litigation or investigation.

         SECTION 7.2. INSURANCE. The Company agrees to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds and amounts then known to the Company to be customarily insured against by corporations of similar size engaged in the same or similar businesses, and at the request of any Purchaser shall furnish such Purchaser with evidence of the same.

         SECTION 7.3. PAYMENT OF TAXES. The Company agrees to deposit, and agrees to cause each Subsidiary to deposit, all taxes due to any governmental unit with respect to compensation paid to any employee of the Company or any Subsidiary on or before the due date therefor. The Company agrees to pay or cause to be paid, and agrees to cause each Subsidiary to pay or cause to be paid, all taxes, assessments and other governmental charges levied upon any of its or their respective properties or assets, or in respect of its or their respective franchises, businesses, income or profits before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by sound accounting practice shall have been made therefor and (b) no material property or assets are in imminent danger of forfeiture.

         SECTION 7.4. COMPLIANCE WITH LAWS, ETC. The Company agrees to comply, and agrees to cause each Subsidiary to comply, in all material respects, with all material laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets and properties, and with all contracts and agreements to which it is a party or shall become a party, and to perform all obligations which it has or shall incur. The Company shall make all required securities filings under federal and applicable state securities laws in connection with the issuance and sale of the Common Stock.

         SECTION 7.5. PRESERVATION OF CORPORATE EXISTENCE AND PROPERTY. The Company agrees to use its best efforts to preserve, protect and maintain, and to cause each Subsidiary to preserve, protect and maintain, (a) its corporate existence, (b) its rights, franchises and privileges, and (c) all its properties necessary or useful in the proper conduct of its business in good working order and condition, with the exception of (i) ordinary wear and tear and (ii) casualty losses covered by insurance, allowing for reasonable deductibles, provided, however, that nothing contained herein shall preclude the Company from entering into an agreement for the sale or merger of the

Company which has been approved by the stockholders of the Company in accordance with the By-laws, Restated Charter and the Stockholders' Agreement.

         SECTION 7.6. NOTICE OF MATERIAL ADVERSE CHANGE. The Company agrees to notify each Purchaser promptly in writing after (a) any change in the business or affairs of the Company which the Company reasonably determines shall constitute a material adverse change in the Company's business or affairs, or
(b) any breach of any of its covenants, representations or warranties set forth in this Agreement.

         SECTION 7.7. EXPENSES. The Company agrees to bear all of its own expenses in connection herewith, and shall also pay the reasonable legal fees of, and out-of-pocket expenses incurred by, Chapman and Cutler, counsel to Wilblairco Associates, one of the Purchasers, in connection with the transactions contemplated by this Agreement. In addition, the Company shall pay the reasonable legal fees of, plus out-of-pocket expenses incurred by, counsel to the Purchasers in connection with any amendments hereto, and any waivers or consents delivered pursuant hereto. The Company shall also pay the reasonable legal fees and disbursements of counsel to the Company in connection with the closing of the transactions contemplated by this Agreement, any amendments hereto, and any waivers or consents delivered pursuant hereto.

         SECTION 7.8. RELATED PARTY TRANSACTIONS. Any arrangement between the Company or any Subsidiary and the Parent or any subsidiary of the Parent, for the provision of goods or services will be on terms and conditions substantially similar to those available from a third party for the provision of comparable goods and services and, with respect to products purchased from the Parent or any subsidiary of the Parent, at prices no less favorable than the lowest price of the Parent (or such subsidiary) to a third party.

         SECTION 7.9. INTELLECTUAL PROPERTY. The Company shall, and shall cause each Subsidiary to, possess and maintain all material Intellectual Property necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Intellectual Property used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Intellectual Property or which would infringe upon any rights of other Persons which, in either case, would reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 7.10. PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

         SECTION 7.11. TERMINATION OF COVENANTS. The obligations of the Company pursuant to this Article VII shall terminate upon the earlier of the consummation of the Company's first Qualified Public Offering or such date as less than fifty percent (50%) of the Common Stock originally issued under this Agreement is owned by a Purchaser or their respective permitted successor and assigns.

SECTION 8.         MISCELLANEOUS.

         SECTION 8.1. BROKER'S INDEMNIFICATION. Each party will hold the other parties free and harmless from any claim, demand, liability for, or expense in connection with, any broker's or finder's fees or commissions from any person acting on behalf of such party in connection with this Agreement or the transactions contemplated hereby.

         SECTION 8.2. STAMP TAX AND DELIVERY COSTS. The Company will pay all stamp and other taxes, if any, which may be payable in respect of the sale of securities hereunder to each Purchaser and the issuance of such securities to each Purchaser or its nominee, and will save each Purchaser harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The Company will also pay all reasonable costs of delivery to each Purchaser, or its nominee, of the securities issuable to such Purchaser hereunder.

         SECTION 8.3. AMENDMENT AND WAIVER. (a) Any term, covenant, agreement or condition contained in this Agreement may be amended with, and only with, the consent of the Company, the Parent and the Purchasers or their permitted successors and assigns. Compliance by the Company with any such term, covenant, agreement or condition may be waived (either generally or in a particular instance and either retroactively or prospectively), by written instruments signed by the Purchasers or their permitted successors and assigns.

         (b) This Agreement shall not be altered, amended or supplemented except by written agreement in accordance with Section 8.3(a) above. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

         SECTION 8.4. REPLACEMENT CERTIFICATES. (a) The Company will issue a new certificate evidencing Common Stock in place of any such certificate alleged to have been lost, stolen, destroyed or mutilated, upon (i) receipt by the Company, except as otherwise provided in Section 8.4(b), of indemnity satisfactory to it, in the case of a lost, stolen or destroyed certificate, (ii) surrender and cancellation of such certificate if mutilated, and reimbursement to the Company of all reasonable expenses incidental thereto.

         (b) If a Purchaser or any Affiliate of a Purchaser is the beneficial owner of a lost, stolen or destroyed certificate, then an affidavit of an officer of the beneficial owner, if a corporation, setting forth the fact of loss, theft or destruction, and the Purchaser's or Affiliate's beneficial ownership of the certificate at the time of such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to execution and delivery of a new certificate other than the written agreement of the Purchaser or such Affiliate, as the case may be, to indemnify the Company and its directors, officer and agents.

         (c) Any certificate made and delivered in accordance with the provisions of this Section 8.4 shall be dated as of the date of the certificate in lieu of which such new certificate is made and delivered.

         SECTION 8.5. REPRESENTATIONS AND WARRANTIES TO SURVIVE CLOSING. All representations, warranties and covenants contained herein or made in writing by the Company or the Parent or a Purchaser in connection herewith shall survive the execution and delivery of this Agreement and the issuance and sale of the Common Stock hereunder for a period of three years from the Closing.

         SECTION 8.6. SEVERABILITY. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law and the remainder of this Agreement shall be interpreted so as to reasonably effect the intent of the parties.

         SECTION 8.7. SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of the parties' respective permitted successors and assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers are also for the benefit of, and enforceable by, any subsequent holders of securities purchased hereunder except any subsequent holder who acquires any such security after such security has been sold to the public pursuant to an effective registration statement under the Securities Act or in a sale through a broker or market maker effected pursuant to Rule 144 of the Securities and Exchange Commission.

         SECTION 8.8. NOTICES. All communications in connection with this Agreement shall be in writing, and shall be deemed properly given if hand delivered or sent by telecopier (PROVIDED that such communication is confirmed by voice and same-day deposit in the United States mail first class postage prepaid) or overnight courier with adequate evidence of delivery or sent by registered or certified mail, postage prepaid and return receipt requested and, if to a Purchaser or its nominee, addressed to such Purchaser at the address for notices set forth below such Purchaser's name in Exhibit A, and if to any holders of securities other than a Purchaser or its nominee, addressed to such holders at their addresses as shown on the books of the Company or its transfer agent, and if to the Company, to the Company's offices at:

                        4750 Hempstead Station Drive
                        Dayton, Ohio  45429
                        Attention:  President
or such other addresses or persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section 8.8. Any notice called for hereunder shall be deemed given when received.

         SECTION 8.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal (and not choice of law rules) laws of the State of Delaware.

         SECTION 8.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

         SECTION 8.11. HEADING. The headings herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the sections at the beginning of which they appear.

         SECTION 8.12. CONSTRUCTION AND REPRESENTATION. The parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement and the Related Agreements. This Agreement shall not be construed against any party for having drafted it. The parties further understand and acknowledge that Chapman and Cutler has served as counsel only to Wilblairco Associates in connection with this Agreement. Any other Purchaser has been advised to obtain independent counsel if they so desire.

         SECTION 8.13. UNDERSTANDING AMONG THE PURCHASERS. The determination of each Purchaser to purchase the Common Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

         SECTION 8.14. CONFIDENTIALITY. (a) The parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information. The party receiving any Confidential Information agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party (i.e., the purpose of disclosure by the Company to the Purchasers is solely to permit the Purchasers to make an investment decision); and not to disclose any of such Confidential Information to any third party;

         (b) The parties acknowledge and agree that each may disclose Confidential Information: (a) as required by applicable law or regulation, PROVIDED that each party will use its best efforts to obtain confidential treatment or a protective order of any Confidential Information so disclosed;
(b) to their respective parents and each of their respective directors, officers, employees, partners, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need to know" basis; or (c) in connection with disputes or litigation between the parties involving such Confidential Information; and each party will use its best efforts to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). The parties may each make press releases about the existence and contents of the Agreement (except with respect to specific financial terms) with the prior approval of the other of the contents of the press release, which approval shall not be unreasonably withheld, conditioned or delayed. If the party from whom approval is sought does not respond to a request to publish such press release within five (5) business days of submission for approval, such press release shall be deemed approved.

         (c) Upon termination of this Agreement or upon the written request of a party, each party shall promptly return to the other all Confidential Information of the other party, including all of the physical embodiments thereof in its possession, including all copies thereof, and shall cease using the same, except to the extent their use is licensed or otherwise permitted under this Agreement. Each party shall certify to the other party in writing compliance with this Section upon the return of such materials.

         SECTION 8.15. RELATIONSHIP OF PARTIES. Neither party shall be deemed an employee, agent, partner or joint venturer of the other (regardless of how the relationship is explained to the public by one or more of the parties). Neither party shall make any commitment, by contract or otherwise, binding upon the other, nor represent that it has any authority to do so.

         SECTION 8.16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties relating to the purchase of the Common Stock and, except for the Related Agreements, supersedes all prior and contemporaneous agreements, representations and understandings among the several parties, whether written or oral.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed on the day first above written.


THE COMPANY:                      ZENGINE, INC.


                                  By /s/ Joseph M. Savarino
                                     -------------------------------
                                     Title:  President


PARENT:                           MIAMI COMPUTER SUPPLY CORPORATION


                                  By /s/ Ira H. Stanley
                                     -------------------------------
                                     Title: Vice President and CFO


PURCHASERS:                       WILBLAIRCO ASSOCIATES


                                  By /s/ Mark Brady
                                     -------------------------------
                                     Title:  Principal


                                  AT HOME CORPORATION


                                  By /s/ David Pine
                                     -------------------------------
                                     Title:  General Counsel

                                  EXHIBIT INDEX


 EXHIBIT                                        DESCRIPTION
 -------                                        -----------
   A                        Named Purchasers

   B                        By-laws of Company

   C                        Registration Rights Agreement

   D                        Restated Charter

   E                        Stockholders' Agreement

   F                        Opinion of Elias, Matz, Tiernan & Herrick, L.L.P.

   G                        Excite Contract

   H                        Exceptions to Representations and Warranties:
                            -        Schedule 5.3 - Repurchase Obligations
                            -        Schedule 5.5 - Unaudited Financial Statements
                            -        Schedule 5.6 - Undisclosed Liabilities
                            -        Schedule 5.9 - Liens
                            -        Schedule 5.11 - IP List
                            -        Schedule 5.12 - Changes and Events

   I                        Stock Ownership Chart

   J                        Put Agreement


                                    EXHIBIT A


                                        NUMBER OF SHARES          INVESTMENT
PURCHASER                               OF COMMON STOCK            AMOUNT
Wilblairco Associates                      133,333                $2,000,000
c/o Mark G. Brady
222 West Adams Street
Chicago, IL  60606

At Home Corporation                        133,333                $2,000,000
450 Broadway
Redwood City, CA  94063


                                    EXHIBIT I

                              STOCK OWNERSHIP CHART

           Joseph Savarino                           100,000 shares

           Lalit Dhadphale                           100,000 shares

           Chris Feaver                              100,000 shares